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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     July 3, 2003

                        TeraForce Technology Corporation
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             (Exact name of registrant as specified in its charter)

           Delaware                    0-11630                    76-0471342
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  (State or other jurisdiction       (Commission                (IRS Employer
       of incorporation)             File Number)            Identification No.)

                1240 East Campbell Road, Richardson, Texas         75081
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               (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code         (469) 330-4960
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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 3, 2003 (the "Initial Closing"), we completed the sale of $750,000 of 12% Convertible Subordinated Notes (the "Notes") to sixteen accredited investors (the "Noteholders") pursuant to a Note Agreement by and among the Company and the Noteholders (the "Note Agreement"). The proceeds from the sale were used for working capital.

         In connection with the Offering, the Company agreed to pay Odyssey Capital, LLC ("Odyssey") a fee consisting of (a) a cash payment equal to 5% of the gross proceeds from the sale of the Notes ($37,500 paid at the Initial Closing) and (b) a four-year warrant to purchase shares of the Company's common stock (the "Common Stock") equal to 10% of the principal balance of the Notes divided by the conversion price. A warrant will be issued to Odyssey at the Final Closing and will have an exercise price of $0.16 per share. The Company has also agreed to reimburse Odyssey for its reasonable costs and expenses incurred in connection with this offering.

         The Company also issued to each purchaser of the Notes a four-year warrant for the purchase of Common Stock (the "Warrants"). The Warrants entitle the Noteholders to purchase shares of Common Stock equal to 10% of the number of shares of Common Stock, not including any conversion shares resulting from accrued interest. Warrants to purchase an aggregate of 468,750 shares of our Common Stock were issued at the Initial Closing. The number of shares to be issued upon exercise of the Warrants will be subject to anti-dilution provisions and therefore may be adjusted from time to time. The exercise price of the Warrants was equal to the conversion price of the Notes upon the closing of this offering or $0.16 per share. The exercise price will be subject to anti-dilution provisions and therefore may be adjusted from time to time upon the occurrence of certain events. The Warrants may be exercised at the option of the holder at any time prior to their expiration. The Warrants will expire four years after their issuance. The shares of Common Stock to be issued upon the exercise of the Warrants will be included in the registration statement covering shares of Common Stock underlying the Notes.

         The Notes are subordinated unsecured obligations of the Company and are subordinated to the rights of holders of all existing and future senior indebtedness. The terms of the Note Agreement limit the ability of the Company to incur additional senior indebtedness. Pursuant to the Note Agreement, the Company shall not directly or indirectly create, incur or suffer to exist any indebtedness senior to the Notes ("Senior Indebtedness") in an aggregate principal amount exceeding at any time the sum of one million dollars ($1,000,000.00) without the prior written consent of at least 51% of the aggregate principal amount of the Notes outstanding at the time the transaction is authorized by the Company's board of directors. For purposes of calculating the limitation on incurring Senior Indebtedness, the following indebtedness shall not be included in calculating the aggregate amount of Senior
Indebtedness: (a) Bank One, N.A. in the amount of $4.2 million, (b) O.S. Wyatt, Jr. in the amount of $650,000, (c) FirstCapital Bank, SSB in the amount of $1,000,000, and (d) any restructuring or refinancing of the Senior Indebtedness described in (a), (b) and (c).

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         The Company will pay all outstanding principal balances on the Notes at maturity, which is June 30, 2005. Interest on the Notes will accrue at a rate of 12% per annum, computed on the basis of a 360-day year of twelve 30-day months. Interest will be due annually on June 15 and at maturity on June 30, 2005. The Company may redeem all or any portion of the outstanding Notes at any time beginning 120 days after the final closing of this offering. Each Note to be so redeemed shall be redeemed against payment of an amount in cash equal to: 110% of the outstanding principal balance of the Note, plus accrued interest, if redeemed after June 15, 2003 but on or before June 1, 2004, and 105% of the outstanding principal balance of the Note, plus accrued interest, if redeemed after June 1, 2004.

         A Noteholder may convert at any time following the final closing of this offering (the "Final Closing Date") any or all of the principal and accrued interest of his Notes into shares of Common Stock. The number of shares of Common Stock issuable upon conversion shall be determined by dividing the outstanding indebtedness and accrued interest to be converted by the conversion price in effect at the time of conversion. The initial conversion price of the Note shall be the lesser of (a) the average closing price of the Common Stock for the thirty (30) trading days prior to the Initial Closing Date, (b) the average closing price of the Common Stock for the thirty (30) trading days prior to the Final Closing Date, and (c) $0.16. The Company shall deliver written notice of the conversion price to each investor upon the final closing of the offering. The conversion price will be subject to anti-dilution provisions and therefore may be adjusted from time to time upon the occurrence of certain events.

         The Company is continuing discussions with persons to issue additional Notes on the same terms described herein. There is no assurance the Company will be successful in issuing any additional Notes.

         The Company entered into a registration rights agreement with each Noteholder, and has agreed to file a registration statement with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), registering the shares of Common Stock underlying the Notes and the Warrants within 90 days of the final closing of the Offering. The Company will use its best efforts to have the registration statement declared effective by the SEC as soon as practicable thereafter. The Company and Noteholders each agreed with the other to indemnify the other for certain liabilities arising under the Securities Act.

         The Notes, Warrants and the Common Stock to be issued upon conversion of the Notes and the Warrants are subject to certain restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state laws pursuant to registration or exemption therefrom.

         We have reached an agreement with Bank One, NA ("Bank One"), and the private investor that provides security for our credit agreements with Bank One. These agreements, which have an outstanding balance of $4,200,000 as of May 27, 2003, have been amended to provide for a maturity of June 27, 2004, with no mandatory reductions prior to that date. The private investor will continue to provide a letter of credit to secure the obligations to Bank One. We have outstanding a promissory note in favor of this private investor. As of May 27, 2003,

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the balance of this note was approximately $650,000. The private investor has agreed to extend the maturity of the note to June 30, 2004. We intend to use up to $400,000 of any proceeds from this offering in excess of $1,100,000 to repay amounts due under this promissory note. The first $1,100,000 in proceeds will be used for the Company's working capital.

         The Company's sales of common stock were exempt from registration pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act. A Rule 506 exemption was available for these sales because the Company sold only to accredited investors; the Company did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D was filed with the Securities and Exchange Commission and in each state where the individual investors reside.

         These statements in "Other Events" regarding our future financial performance and results, and other statements that are not historical facts, are forward-looking statements as defined in Section 27A of the Securities Act. We use the words "may," "will," "expect," "anticipate," "estimate," "believe," "continue," "intend," "plan," "budget," or other similar words to identify forward-looking statements. You should read statements that contain these words carefully because they discuss future expectations, contain projections of our financial condition, and/or state other "forward-looking" information. Events may occur in the future that we are unable to accurately predict, or over which we have no control. If one or more of these uncertainties materialize, or if underlying assumptions prove incorrect, actual outcomes may vary materially from those forward-looking statements included in this Form 8-K.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired: N/A

     (b) Pro Forma Financial Information: N/A

     (c) Exhibits:

Exhibit                Description of Exhibit
-------                ----------------------
  4.1       Note Agreement dated July 3, 2003
  4.2       Form of 12% Convertible Subordinated Note
  4.3       Form of Warrant Agreement
  4.4       Registration Rights Agreement dated July 3, 2003
 99.1       Press Release dated July 29, 2003

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               TeraForce Technology Corporation
                                             -----------------------------------
                                                         (Registrant)

Date: July 30, 2003                            By: /s/ Herman M. Frietsch
                                             -----------------------------------

                                                         (Signature)
                                                Herman M. Frietsch
                                                Chairman of the Board and CEO

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

                               INDEX TO EXHIBITS

Exhibit            Description of Exhibit
-------            ----------------------
  4.1       Note Agreement dated July 3, 2003
  4.2       Form of 12% Convertible Subordinated Note
  4.3       Form of Warrant Agreement
  4.4       Registration Rights Agreement dated July 3, 2003
 99.1       Press Release dated July 29, 2003

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